UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 14, 2013

CANNAVEST CORP.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	333-173215 (Commission File Number)	32-0326395 (I.R.S. Employer Identification No.)

4660 La Jolla Village Drive, Suite 500

San Diego, California 92122

(Address of principal executive offices)

(866) 290-2157
(Registrant’s telephone number, including area code)

Foreclosure Solutions, Inc.
(Registrant’s former name, address and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On March 4, 2013, CannaVEST Corp. (the “Company”) acquired Series A Preferred Stock, Common Stock and Warrants to purchase Series A Preferred Stock and Common Stock in KannaLife Sciences, Inc., a Delaware corporation (“KannaLife”). Pursuant to the Stock and Warrant Purchase Agreement dated March 1, 2013 (the “Agreement”), the Company made its initial investment of $250,000, paid in cash, in exchange for 8.325% of KannaLife’s issued and outstanding Series A Preferred Stock (1,019,813 shares of Series A Preferred Stock) and 8.325% of KannaLife’s issued and outstanding Common Stock (5,205,000 shares of Common Stock).

The Agreement contemplates four closings of investment of $250,000, payable in cash by the Company. The additional closings are scheduled to occur, if at all in the discretion of the Company, on or before April 1, 2013, July 1, 2013 and October 1, 2013. Upon the closing of the fourth installment, the Company would own an aggregate of 33.3% of KannaLife’s issued and outstanding Series A Preferred Stock and 33.3% of KannaLife’s Common Stock. KannaLife also issued to the Company a Series A Preferred Stock Warrant and a Common Stock Warrant to purchase that number of shares of each class of stock to maintain the Company’s percentage ownership in KannaLife through the closing of the fourth installment.

In addition to the Company’s purchase of KannaLife stock, Medical Marijuana, Inc. (OTCPink: MJNA) (“Medical Marijuana”) is a party to the Agreement and purchased 16.7% of KannaLife’s Series A Preferred Stock and Common Stock. The Company and PhytoSPHERE Systems, LLC (“PhytoSPHERE”) are parties to that certain Agreement for Purchase and Sale of Assets dated December 31, 2012 filed as Exhibit 10.3 to the Form 8-K/A filed with the Securities Exchange Commission on February 13, 2013, which is incorporated by reference herein. Medical Marijuana owns and holds an 80% interest in PhytoSPHERE

The source of the funds used by the Company in its acquisition of the KannaLife stock is a loan to the Company by Roen Ventures LLC, a Nevada limited liability company (see below, “Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant”).

KannaLife Sciences, Inc. is a socially responsible, phyto-medical company specializing in the research and development of pharmacological products derived from plants. KannaLife holds a U.S. patent (6,630,507) including, among other claims, claims directed to a method of treating diseases caused by oxidative stress by administering a therapeutically effective amount of a non-psychoactive cannabinoid that has substantially no binding to the NMDA receptor. KannaLife has an exclusive license agreement with National Institutes of Health – Office of Technology Transfer through which KannaLife intends to pursue the commercial development of a new drug compound for the treatment of Hepatic Encephalopathy.

The foregoing summary description of the terms of the Agreement may not contain all information that is of interest to the reader. For further information regarding the terms of the Agreement, this reference is made to such agreement, which is filed hereto as Exhibit 10.1, and is incorporated herein by this reference.

Item 2.01       Completion of Acquisition or Disposition of Assets.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

On March 1, 2013, the Company issued a Promissory Note (the “Note”) to Roen Ventures, LLC, a Nevada limited liability company (“Roen Ventures”), in exchange for loans provided and to be provided in the future in an amount of up to $2,000,000. As of March 6, 2013, the balance of the loans evidenced by the Note was $430,500. The Note is an unsecured obligation of the Company accruing interest at 5% that is due and payable in two (2) years, on March 1, 2015. The Company’s Chief Executive Officer and sole member of the Board of Directors, Michael Mona, Jr., holds a 50% interest in Roen Ventures.

Pursuant to the terms of the Note, upon an “Event of Default” (as defined in the Note), all obligations evidenced by the Note shall become due and payable. Events of Default include failure to make payment when due, the Company’s default under any other agreement relating to indebtedness of the Company and bankruptcy.

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Item 9.01       Financial Statements and Exhibits.

(d) Exhibits

10.1	Stock and Warrant Purchase Agreement, dated March 1, 2013, by and among KannaLife Sciences, Inc., CannaVEST Corp. and Medical Marijuana, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNAVEST CORP.

Date: March 7, 2013	By: /s/ Michael Mona, Jr.
Michael Mona, Jr.
President, Secretary and Treasurer

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